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                                                                    EXHIBIT 23.3







T.E. King, President
Dransfield China Paper Corporation
49 Strawberry Lane, Suite 200
Palos Verdes Peninsula, CA 90274

Dear Mr. King:

The undersigned consents to serve as a director of Dransfield China Paper Corporation should the proposed merger between it and Dransfield Paper Holdings Limited be approved and effected. Further, the undersigned consents to being named in a Form S-1 Registration Statement filed with the Securities and Exchange Commission as a person who will so serve as a director.

                                        Sincerely,


                                        /s/ Horace Yao Yee Cheong
                                        Horace Yao Yee Cheong

Dated:  December 6, 1996